Exhibit 10.1

THIRD AMENDMENT
TO MERGER AGREEMENT

This THIRD AMENDMENT TO MERGER AGREEMENT (this “Third Amendment”) is dated as of June 15, 2007 and entered into by and among GoFish Corporation, a Nevada corporation (the “Buyer”), BM Acquisition Corp Inc., a Delaware corporation and wholly owned subsidiary of the Buyer (the “Transitory Subsidiary”), Bolt, Inc., a/k/a Bolt Media, Inc., a Delaware corporation (the “Company”), and John Davis, (the “Indemnification Representative”), with reference to that certain Agreement and Plan of Merger dated as of February 11, 2007, by and among the Buyer, the Transitory Subsidiary, the Company and the Indemnification Representative, as amended by the First Amendment to Merger Agreement dated as of March 29, 2007 and Second Amendment to Merger Agreement dated as of May 31, 2007, each by and among the Buyer, the Transitory Subsidiary, the Company and the Indemnification Representative (collectively, the “Merger Agreement”). Capitalized terms used but not defined in this Third Amendment shall have the meanings given to such terms in the Merger Agreement.

WHEREAS, the parties hereto have agreed to amend the Merger Agreement to provide that the Closing Date shall be on such date as is mutually agreed upon by the parties up to the Termination Date, and to provide that the Termination Date shall be June 20, 2007;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and intending be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENT TO THE MERGER AGREEMENT AND FIRST AMENDMENT

1.1 Section 1.2 of the Merger Agreement is hereby replaced in its entirety with the following:

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Morrison & Foerster LLP in San Francisco, California, commencing at 9:00 a.m. local time on such mutually agreeable date, up to the Termination Date, as soon as practicable after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”).

1.2 Section 7.1(e) of the Merger Agreement and First Amendment is hereby replaced in its entirety with the following:

(e) the Buyer may terminate this Agreement if the Closing shall not have occurred on or before June 20, 2007 (the “Termination Date”) by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

ARTICLE II
MISCELLANEOUS

2.1 Effect on Merger Agreement. On and after the date of this Third Amendment each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement, as amended by this Third Amendment. Except as specifically amended by this Third Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

2.2  Governing Law. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

2.3 Counterparts; Facsimile. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and facsimile signatures shall be deemed, for the purposes of this Third Amendment, original signatures.

2.4 Severability. Any term or provision of this Third Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Third Amendment shall be enforceable as so modified.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be duly executed and delivered as of the date first above written.

GOFISH CORPORATION

By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President

BM ACQUISITION CORP INC.

By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President

BOLT, INC.

By:	/s/ Aaron Cohen
Name: Aaron Cohen
Title: Chief Executive Officer

INDEMNIFICATION REPRESENTATIVE

By:	/s/ John Davis
Name: John Davis